Exhibit 99.1

Valpey-Fisher Corporation Announces Listing on the NASDAQ Stock Market

HOPKINTON, Mass.--(BUSINESS WIRE)--October 20, 2008--Valpey-Fisher Corporation (AMEX: VPF) announced today that on October 17, 2008 its Board of Directors voted to transfer the listing of its common stock from the NYSE Alternext US (formerly the American Stock Exchange) to the NASDAQ Stock Market LLC. Effective October 28, 2008, the Company will commence trading on NASDAQ under the symbol “VPF”.

Michael J. Ferrantino, President and Chief Executive Officer, said “We believe that NASDAQ’s electronic multiple market maker structure will provide our Company with enhanced exposure and liquidity. As the world’s largest electronic stock market, NASDAQ attracts leading growth companies from a diverse group of sectors. We are proud to be part of The NASDAQ Stock Market.”

Valpey-Fisher, located in Hopkinton, MA, is a leading communications technology company specializing in network timing and frequency control solutions for broadband applications in wireless, wireless and optical networks.

CONTACT:
Valpey-Fisher Corporation
Michael J. Kroll, 508-435-6831, extension 600
Vice President, Treasurer and CFO